S T R U C T U R E D I N V E S T M E N T S

 STRUCTURED INVESTMENTS
                                                                   MorganStanley
                                                                     SmithBarney

                                                Free Writing Prospectus
                                                Dated February 4, 2011
Client Strategy Guide: February 2011 Offerings  Registration Statement No. 333-156423
                                                Filed Pursuant to Rule 433
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[GRAPHIC OMITTED]
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
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Client Strategy Guide: February 2011 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	6% to 8% ELKS® based on Wells Fargo & Company (WFC) by Morgan Stanley .... page 6 7% to 9% ELKS® based on Baker Hughes Incorporated (BHI) by Morgan Stanley .... page 7 10% to 12% ELKS® based on Freeport-McMoRan Copper & Gold Inc. (FCX) by Morgan Stanley .... page 8 .... page 9
Leveraged Performance	.... page 10 .... page 11 .... page 12
Access	.... page 13

Strategic Offerings

Offerings with terms of more than 18 months

Market-Linked Deposits - FDIC Insured	.... page 14 .... page 15
Market Linked Notes	Market Linked Notes on a Multi-Asset Basket (S&P 500® Index, Dow Jones UBS Commodity Index℠ and Barclays Capital U.S. Aggregate Bond Index) by Morgan Stanley. .... page 16
Leveraged Performance	.... page 17

Selected Risks & Considerations .... page 18

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2011

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Client Strategy Guide: February 2011 Offerings                            Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

o For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: February 2011 Offerings                            Page 4
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o Varying levels of exposure to potential capital appreciation or depreciation
o Returns based on a defined formula
o Variety of underlying assets, including equities, commodities, currencies and interest rates
o Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: February 2011 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. February 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: February 2011 Offerings Page 6

Opportunities in U.S. Equities

Enhanced Yield ○ 6% to 8% ELKS® based on Wells Fargo & Company (WFC)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations	✓ All principal is at risk under the terms of the ELKS ✓ Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to pay cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **The ELKS do not guarantee the return of any principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and could be zero. The ELKS are senior unsecured obligations of Morgan Stanley and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Equity	The common stock of Wells Fargo & Company (WFC)
Maturity Date	August 25, 2011 (6 Months)
Minimum Payment at Maturity	None
Coupon	6% to 8% per annum (equivalent to $0.30 to $0.40 per ELKS for the 6-month term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the Pricing Date.
Coupon Payment Dates	Monthly, on the 25th of each month, beginning on March 25, 2011
Payment at Maturity per ELKS	• If the closing price **has not** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive an amount in cash equal to $10 per ELKS; or • If the closing price **has** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive shares of the Underlying Equity in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects, the cash value (determined as of the Valuation Date) of such shares. *The value of those shares of the underlying equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and could be zero.*
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the Pricing Date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Valuation Date	August 22, 2011, subject to adjustment for non-trading days and certain market disruption events
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – February 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. February 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: February 2011 Offerings Page 7

Opportunities in U.S. Equities

Enhanced Yield ○ 7% to 9% ELKS® based on Baker Hughes Incorporated (BHI)

Strategy Overview

- ✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity.
- ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price **on any trading day** during the investment term
- ✓ Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations

- ✓ All principal is at risk under the terms of the ELKS
- ✓ Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term
- ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to pay cash) closes above its initial equity price
- ✓ If the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **The ELKS do not guarantee the return of any principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and could be zero. The ELKS are senior unsecured obligations of Morgan Stanley and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Equity	The common stock of Baker Hughes Incorporated (BHI)
Maturity Date	August 25, 2011 (6 Months)
Minimum Payment at Maturity	None
Coupon	7% to 9% per annum equivalent to $0.35 to $0.45 per ELKS for the 6-month term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the Pricing Date.
Coupon Payment Dates	Monthly, on the 25th of each month, beginning on March 25, 2011
Payment at Maturity per ELKS	• If the closing price **has not** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive an amount in cash equal to $10 per ELKS; or • If the closing price **has** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive shares of the Underlying Equity in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects, the cash value (determined as of the Valuation Date) of such shares. *The value of those shares of the underlying equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and could be zero.*
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the Pricing Date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Valuation Date	August 22, 2011, subject to adjustment for non-trading days and certain market disruption events
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – February 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. February 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: February 2011 Offerings Page 8

Opportunities in U.S. Equities

Enhanced Yield ○ 10% to 12% ELKS® based on Freeport-McMoRan Copper & Gold Inc. (FCX)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✓ All principal is at risk under the terms of the ELKS ✓ Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to pay cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **The ELKS do not guarantee the return of any principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and could be zero. The ELKS are senior unsecured obligations of Morgan Stanley and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Equity	The common stock of Freeport-McMoRan Copper & Gold Inc. (FCX)
Maturity Date	August 25, 2011 (6 Months)
Minimum Payment at Maturity	None
Coupon	10% to 12% per annum (equivalent to $0.50 to $0.60 per ELKS for the 6-month term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the Pricing Date.
Coupon Payment Dates	Monthly, on the 25th of each month, beginning on March 25, 2011
Payment at Maturity per ELKS	• If the closing price **has not** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive an amount in cash equal to $10 per ELKS; or • If the closing price **has** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive shares of the Underlying Equity in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects, the cash value (determined as of the Valuation Date) of such shares. *The value of those shares of the underlying equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and could be zero.*
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the Pricing Date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Valuation Date	August 22, 2011, subject to adjustment for non-trading days and certain market disruption events
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – February 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. February 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: February 2011 Offerings                            Page 9
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     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: February 2011 Offerings                           Page 15
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                              15

Client Strategy Guide: February 2011 Offerings Page 16

Opportunities in Multi Asset

Market-Linked Notes

Market Linked Notes on a Multi-Asset Basket (S&P 500® Index, Dow Jones-UBS Commodity Index℠ and Barclays Capital U.S. Aggregate Bond Index)

Strategy Overview

- ✓ Repayment of principal if held to maturity.
- ✓ Investors may receive an additional payment based on the uncapped performance of the underlying basket
- ✓ Provides the investors with an allocation to a basket consisting of equity, commodity and bond indices. The weightings of the components of the underlying basket are determined on a determination date that is shortly before the maturity date, based on the individual performance of each index relative to the other indices (the best performing index will receive a weighting of 55%, the second best performing index a weighting of 25% and the worst performing index a weighting of 20%)
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Full repayment of principal amount is available only at maturity and is subject to the credit risk of the issuer

The Multi-Asset Allocation Market Linked Notes due February 2018 (the "notes") offer at maturity the stated principal amount and a supplemental redemption amount, if any, reflecting 100% of any appreciation in the basket consisting of equity, commodity and bond indices, as measured on the determination date. The weighting for each basket index is not set at the beginning of the term of the notes. Instead, in measuring the performance of the basket as a whole, the basket index with the best performance will be assigned a weighting of 55%, the basket index with the second best performance will be assigned a weighting of 25% and the basket index with the worst performance will be assigned a weighting of 20%. The notes are for investors who are concerned about principal risk and who are willing to forgo yield in exchange for the repayment of the principal amount at maturity and upside exposure to the underlying basket. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Basket	S&P 500® Index (SPX), Dow Jones-UBS Commodity Index℠ (DJUBS) and Barclays Capital U.S. Aggregate Bond Index (LBUSTRUU)
Maturity Date	Expected to be February 22, 2018 (approximately 7 Years)
Payment at Maturity	The Payment at Maturity per note will equal: $10 + Supplemental Redemption Amount, if any *In no event will the Payment at Maturity be less than $10 per note*
Supplemental Redemption Amount	i) $10 *times* ii) the Basket Performance *times* ii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $0.
Participation Rate	100%
Basket Performance	The sum of the performance values for each of the basket indices. The performance value for each basket index will be i) the final value for such basket index less its initial value, divided by such initial value *times* ii) the applicable weighting
Weightings	The weighting for each basket index is not set at the beginning of the term of the notes and will instead be set on the determination date (a day that is shortly before the Maturity Date and therefore, approximately 7 years after issuance) based on the relative performance of the basket indices against each other as follows: The basket index with the best performance will be assigned a weighting of 55%, the basket index with the second best performance will be assigned a weighting of 25% and the basket index with the worst performance will be assigned a weighting of 20%.
Interest	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – February 22, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. February 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                              17

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Client Strategy Guide: February 2011 Offerings                           Page 18
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Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor�s investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer�s credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent�s commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                              18

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Client Strategy Guide: February 2011 Offerings                           Page 19
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Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.      February 2011
Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                              19

Client Strategy Guide: February 2011 Offerings Page 20

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®," "SPDR®" and "S&P GSCI™" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones-UBS Commodity Index℠" and "DJ-UBSCI℠" are service marks of Dow Jones & Company, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc., and Dow Jones & Company, Inc. makes no representation regarding the advisability of investing in the securities.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. February 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.